Exhibit 107
Calculation of Filing Fee Tables
Form
424(b)(5)
(Form Type)
Compass Diversified Holdings
Compass Group Diversified Holdings LLC
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

	Newly Registered Securities

Fees to Be Paid	Equity	Common shares representing beneficial interests in Compass Diversified Holdings (1)	457(o) & (r) (4)	(2)	(2)	$211,274,949.64 (2)	0.0001476	$31,184.18
	Equity	Trust common interests of Compass Group Diversified Holdings LLC (1)	457(i)					(3)

	Carry Forward Securities

Carry Forward Securities	Equity	Common shares representing beneficial interests in Compass Diversified Holdings (1)	415(a)(6) (5)	(5)		$288,725,050.36 (5)			424(b)(5)	333- 259374	September 7, 2021	$31,499.90
	Equity	Trust common interests of Compass Group Diversified Holdings LLC (1)	457(i)						424(b)(5)	333- 259374	September 7, 2021	(3)

	Total Offering Amounts					$500,000,000		(5)

	Total Fees Previously Paid							(5)

	Total Fee Offsets

	Net Fee Due							$31,184.18

(1)
Each common share representing one beneficial interest in Compass Diversified Holdings (hereinafter referred to as a “common share”) corresponds to one underlying trust common interest of Compass Group Diversified Holdings LLC (hereinafter referred to as a “trust common interest”). If the trust is dissolved, each common share will be exchanged for a trust common interest.

(2)	An unspecified number of common shares having an aggregate offering price of up to $211,274,949.64 is being newly registered as may from time to time be offered at unspecified prices.
(3)
Pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the “Securities Act”), no registration fee is payable with respect to the trust common interests because no additional consideration will be received by Compass Diversified Holdings upon exchange of the common shares.

(4)	The filing fee is calculated in accordance with 457(o) and 457(r) of the Securities Act.
(5)
Pursuant to Rule 415(a)(6) under the Securities Act, the common shares registered pursuant to this prospectus supplement include an aggregate of $288,725,050.36 unsold common shares with unspecified share numbers (the “Unsold Common Shares”) previously registered on the prospectus supplement filed on September 7, 2021, and the accompanying base prospectus contained in the registration statement on Form
S-3
(Registration
No. 333-259374)
filed on September 7, 2021 (collectively, the “2021 September Prospectus Supplement”). In connection with the registration of the Unsold Common Shares on the 2021 September Prospectus Supplement, a registration fee of $31,499.90 was paid, which registration fee will continue to be applied to the Unsold Common Shares, with unspecified share numbers, included in this prospectus supplement. Pursuant to Rule 415(a)(6), the offering of the Unsold Common Shares registered under the 2021 September Prospectus Supplement will be deemed terminated as of the date of effectiveness of the registration statement of which this prospectus supplement is a part.